Exhibit 4.13

SECOND AMENDMENT TO SECOND AMENDED
AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is dated as of June 6, 2011, by and among THE DIXIE GROUP, INC., a Tennessee corporation and successor by merger to Bretlin, Inc. ("Borrower"), FABRICA INTERNATIONAL, INC., a California corporation ("Fabrica"), CANDLEWICK YARNS, LLC, an Alabama limited liability company ("Candlewick"), MASLAND CARPETS, LLC, a Georgia limited liability company ("Masland"; Fabrica, Candlewick and Masland are collectively referred to herein as "Guarantors"), and BANK OF AMERICA, N.A., a national banking association in its capacity as collateral and administrative agent ("Agent") for the financial institutions party from time to time ("Lenders") to the Loan Agreement (as defined below).
Recitals:
Borrower, Guarantors, Agent and Lenders are parties to a certain Second Amended and Restated Loan and Security Agreement dated October 24, 2008 (as at any time amended, modified, restated or supplemented, the "Loan Agreement"), pursuant to which Agent and Lenders have made certain revolving credit and term loans to Borrower.
Pursuant to Section 1.1.5 of the Loan Agreement, Borrower previously elected to reduce the Revolver Commitments from $70,000,000 to $55,000,000, which reduction became effective on July 31, 2009.
Borrower has now requested that Agent and Lenders agree to increase the Revolver Commitments to $65,000,000.
Subject to the terms and conditions set forth herein, the parties desire to amend the Loan Agreement to provide for such increase in the Revolver Commitments.
NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.
2.Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:
(a)    By deleting the definitions of "Inventory Formula Amount" and "Revolver Commitment" in Appendix A to the Loan Agreement in their entirety, and by substituting in lieu thereof the following new definitions:
Inventory Formula Amount - on any date of determination thereof, an amount equal to the lesser of (a) $65,000,000 or (b) 85% multiplied by the sum of (w) the NOLV Percentage of the Value of Eligible Inventory on such date consisting of finished goods, plus (x) the NOLV Percentage of the Value of Eligible Inventory on such date consisting of work-in-process, plus (y) the NOLV Percentage of the Value of Eligible Inventory on such date consisting of raw materials. The percentages referenced above shall be subject to increase or decrease from time to time, in Agent's reasonable credit judgment, upon Agent's receipt and review of the most recent Net Orderly Liquidation Value Appraisal; provided, that any increase in such percentages shall require the written consent of the Agent and the Lenders.
Revolver Commitment - at any date for any Lender, the obligation of such Lender to make Revolver Loans and to purchase participations in LC Obligations pursuant to the terms and conditions of the Agreement, which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolver Commitment" on the signature pages of the Agreement or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of the Agreement or to give effect to any applicable Assignment and Acceptance; and "Revolver Commitments" means the aggregate principal amount of the Revolver Commitments of all Lenders, the maximum amount of which shall be $65,000,000.
(b)    By deleting the reference to the "Revolver Commitment" appearing on the signature pages of the Loan Agreement, and by substituting in lieu thereof the following new reference:
Revolver Commitment:    $65,000,000
3.Ratification and Reaffirmation. Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.
4.Acknowledgments and Stipulations. Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower); the security interests and liens granted by Borrower in favor of Agent, for the benefit of Lenders, are duly perfected, first priority security interests and liens; and on and as of May 31, 2011, the unpaid principal amount of the Revolver Loans totaled $42,962,48.77, the unpaid principal amount of the Term Loan totaled $10,696,400.00 and the total amount of LC Obligations totaled $3,341,328.75.
5.Representations and Warranties. Borrower represents and warrants to Agent, to induce Agent to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and the Guarantors and this Amendment has been duly executed and delivered by Borrower and the Guarantors.
6.Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.
7.Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

8.Conditions Precedent. The effectiveness of the amendments contained in Section 2 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent:
(a)    Receipt by Agent of a counterpart of this Amendment duly executed by Borrower and each Guarantor and a counterpart of the Consent and Reaffirmation duly executed by each Guarantor; and
(b)    Receipt by Agent from Borrower and each Guarantor of a Secretary's Certificate of Resolutions duly executed by an officer of Borrower and such Guarantor in the form attached hereto as Exhibit A.
9.Expenses of Agent. Borrower agrees to pay, on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.
10.    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia.
11.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
12.    No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.
13.    Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
14.    Further Assurances. Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.
15.    Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.
16.    Release of Claims. To induce Agent to enter into this Amendment, Borrower and each Guarantor hereby releases, acquits and forever discharges Agent, and all officers, directors, agents, employees, successors and assigns of Agent, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that Borrower or such Guarantor now has or ever had against Agent arising under or in connection with any of the Loan Documents or otherwise. Borrower and each Guarantor represents and warrants to Agent that neither Borrower nor any Guarantor has transferred or assigned to any Person any claim that Borrower or such Guarantor ever had or claimed to have against Agent.
17.    Waiver of Jury Trial. To the fullest extent permitted by Applicable Law, Borrower and each Guarantor waives (i) the right to trial by jury (which Agent hereby also waives) in any action, suit, proceed-ing or counterclaim of any kind arising out of or related to any of the Loan Documents, the Obligations or the Collateral; (ii) presentment, demand and protest and notice of presentment, protest, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which Borrower or such Guarantor may in any way be liable and hereby ratifies and confirms whatever Agent may do in this regard; (iii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of Agent's remedies; (iv) the benefit of all valuation, appraisement and exemption laws; and (v) notice of acceptance hereof. Borrower and each Guarantor acknowledges that the foregoing waivers are a material inducement to Agent's entering into this Amendment and that Agent is relying upon the foregoing waivers in its future dealings with Borrower and each Guarantor. Borrower and each Guarantor warrants and represents that it has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. In the event of litigation, this Amendment may be filed as a written consent to a trial by the court.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

ATTEST:	THE DIXIE GROUP, INC. (“Borrower”)
/s/ Starr T. Klein	By: /s/ Jon A. Faulkner
Secretary	Name: Jon A. Faulkner
[Corporate Seal]	Title: VP/CFO

ATTEST:	FABRICA INTERNATIONAL, INC. (“Guarantor”)
/s/ Starr T. Klein	By: /s/ Jon A. Faulkner
Secretary	Name: Jon A. Faulkner
[Corporate Seal]	Title: President

ATTEST:	CANDLEWICK YARNS, LLC (“Guarantor”)
/s/ Starr T. Klein	By: /s/ Jon A. Faulkner
Secretary	Name: Jon A. Faulkner
[Seal]	Title: President

ATTEST:	MASLAND CARPETS, LLC (“Guarantor”)
/s/ Starr T. Klein	By: /s/ Jon A. Faulkner
Secretary	Name: Jon A. Faulkner
[Seal]	Title: President

[Signatures continue on following page.]

BANK OF AMERICA, N.A., as a Agent (“Agent”)
By: /s/ Robert B. H. Moore
Name: Robert B. H. Moore
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender (“Lender”)
By: /s/ Robert B. H. Moore
Name: Robert B. H. Moore
Title: Senior Vice President

CONSENT AND REAFFIRMATION
The undersigned guarantors of the Obligations of Borrower at any time owing to Agent and Lenders hereby (i) acknowledge receipt of a copy of the foregoing Second Amendment to Second Amended and Restated Loan and Security Agreement; (ii) consent to Borrower's execution and delivery thereof; (iii) agree to be bound thereby; and (iv) affirm that nothing contained therein shall modify in any respect whatsoever its respective guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation as of the date of such Second Amendment to Second Amended and Restated Loan and Security Agreement.

ATTEST:	FABRICA INTERNATIONAL, INC. (“Guarantor”)
/s/ Starr T. Klein	By: /s/ Jon A. Faulkner
Secretary	Name: Jon A. Faulkner
[Corporate Seal]	Title: President

ATTEST:	CANDLEWICK YARNS, LLC (“Guarantor”)
/s/ Starr T. Klein	By: /s/ Jon A. Faulkner
Secretary	Name: Jon A. Faulkner
[Seal]	Title: President

ATTEST:	MASLAND CARPETS, LLC (“Guarantor”)
/s/ Starr T. Klein	By: /s/ Jon A. Faulkner
Secretary	Name: Jon A. Faulkner
[Seal]	Title: President

THE DIXIE GROUP, INC.
SECRETARY'S CERTIFICATE
OF THE RESOLUTIONS OF THE
EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS
I, Starr T. Klein, DO HEREBY CERTIFY, that I am the Secretary of THE DIXIE GROUP, INC. (the "Corporation"), a corporation duly organized and existing under and by virtue of the laws of the State of Tennessee and am keeper of the records and seal thereof; that the following is a true, correct and compared copy of the resolutions duly adopted by the unanimous consent of all members of the Executive Committee of the Board of Directors of said Corporation effective as of June 6, 2011; and that said resolutions are still in full force and effect:
RESOLVED, that the Chairman of the Board, President, any Vice President, or any other officer or board member of this Corporation (or the designee of any of them), each be, and each hereby is, authorized and empowered (either alone or in conjunction with any one or more of the other officers of the Corporation) to take, from time to time, all or any part of the following actions on or in behalf of the Corporation: (i) to make, execute and deliver to Bank of America, N.A., a national banking association in its capacity as collateral and administrative agent ("Agent") for the financial institutions party from time to time ("Lenders") to the Loan Agreement (as defined below) (1) a Second Amendment to Second Amended and Restated Loan and Security Agreement (the "Amendment") providing for the amendment of certain terms of that certain Second Amended and Restated Loan and Security Agreement dated October 24, 2008, among the Corporation, the other obligors party thereto, Agent and Lenders (as at any time amended, modified, restated or supplemented, the "Loan Agreement"), and (2) all other agreements, documents and instruments contemplated by or referred to in the Amendment or executed by the Corporation in connection therewith; said Amendment and other agreements, documents and instruments to be substantially in the form presented by Agent with such additional, modified or revised terms as may be acceptable to any officer or director of the Corporation, as conclusively evidenced by his or her execution thereof; and (ii) to carry out, modify, amend or terminate any arrangements or agreements at any time existing between the Corporation and Agent.
RESOLVED, that the Loan Agreement and each amendment to the Loan Agreement heretofore executed by any officer or director of the Corporation and any actions taken under the Loan Agreement as thereby amended are hereby ratified and approved.
I DO FURTHER CERTIFY that Jon A. Faulkner is the Vice President and the Chief Financial Officer of the Corporation and is duly elected, qualified and acting as such, respectively.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Seal of the Corporation, as of the 6th day of June, 2011.
/s/ Starr T. Klein
Secretary
[CORPORATE SEAL]
I, Jon A. Faulkner, the Vice President and the Chief Financial Officer of the Corporation, do hereby certify that the foregoing is a correct copy of the resolutions passed by the Executive Committee of the Board of Directors of the Corporation and that Starr T. Klein is Secretary of the Corporation and is duly authorized to attest to the passage of said resolutions.
/s/ Jon A. Faulkner
Vice President and Chief Financial Officer

FABRICA INTERNATIONAL, INC.
SECRETARY'S CERTIFICATE
OF THE RESOLUTIONS OF THE
BOARD OF DIRECTORS
I, Starr T. Klein, DO HEREBY CERTIFY, that I am the Secretary of FABRICA INTERNATIONAL, INC. (the "Corporation"), a corporation duly organized and existing under and by virtue of the laws of the State of California and am keeper of the records and seal thereof; that the following is a true, correct and compared copy of the resolutions duly adopted by the unanimous consent of all members of the Board of Directors of said Corporation effective as of June 6, 2011; and that said resolutions are still in full force and effect:
RESOLVED, that the Chairman of the Board, President, any Vice President, or any other officer or board member of this Corporation (or the designee of any of them), each be, and each hereby is, authorized and empowered (either alone or in conjunction with any one or more of the other officers of the Corporation) to take, from time to time, all or any part of the following actions on or in behalf of the Corporation: (i) to make, execute and deliver to Bank of America, N.A., a national banking association in its capacity as collateral and administrative agent ("Agent") for the financial institutions party from time to time ("Lenders") to the Loan Agreement (as defined below) (1) a Second Amendment to Second Amended and Restated Loan and Security Agreement (the "Amendment") providing for the amendment of certain terms of that certain Second Amended and Restated Loan and Security Agreement dated October 24, 2008, among the Corporation, the other obligors party thereto, Agent and Lenders (as at any time amended, modified, restated or supplemented, the "Loan Agreement"), and (2) all other agreements, documents and instruments contemplated by or referred to in the Amendment or executed by the Corporation in connection therewith; said Amendment and other agreements, documents and instruments to be substantially in the form presented by Agent with such additional, modified or revised terms as may be acceptable to any officer or director of the Corporation, as conclusively evidenced by his or her execution thereof; and (ii) to carry out, modify, amend or terminate any arrangements or agreements at any time existing between the Corporation and Agent.
RESOLVED, that the Loan Agreement and each amendment to the Loan Agreement heretofore executed by any officer or director of the Corporation and any actions taken under the Loan Agreement as thereby amended are hereby ratified and approved.
I DO FURTHER CERTIFY that Jon A. Faulkner is the President of the Corporation and is duly elected, qualified and acting as such.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Seal of the Corporation, as of the 6th day of June, 2011.
/s/ Starr T. Klein
Secretary
[CORPORATE SEAL]
I, Jon A. Faulkner, the President of the Corporation, do hereby certify that the foregoing is a correct copy of the resolutions passed by the Board of Directors of the Corporation and that Starr T. Klein is Secretary of the Corporation and is duly authorized to attest to the passage of said resolutions.
/s/ Jon A. Faulkner
President

CANDLEWICK YARNS, LLC
SECRETARY'S CERTIFICATE
OF THE RESOLUTIONS OF THE
SOLE MEMBER
I, Starr T. Klein, DO HEREBY CERTIFY, that I am the Secretary of CANDLEWICK YARNS, LLC (the "Company"), a limited liability company duly organized and existing under and by virtue of the laws of the State of Alabama and am keeper of the records and seal thereof; that the following is a true, correct and compared copy of the resolutions duly adopted by the unanimous consent of the sole Member of the Company effective as of June 6, 2011; and that said resolutions are still in full force and effect:
RESOLVED, that the Chairman of the Board, President, any Vice President, or any other officer or board member of this Company (or the designee of any of them), each be, and each hereby is, authorized and empowered (either alone or in conjunction with any one or more of the other officers of the Company) to take, from time to time, all or any part of the following actions on or in behalf of the Company: (i) to make, execute and deliver to Bank of America, N.A., a national banking association in its capacity as collateral and administrative agent ("Agent") for the financial institutions party from time to time ("Lenders") to the Loan Agreement (as defined below) (1) a Second Amendment to Second Amended and Restated Loan and Security Agreement (the "Amendment") providing for the amendment of certain terms of that certain Second Amended and Restated Loan and Security Agreement dated October 24, 2008, among the Company, the other obligors party thereto, Agent and Lenders (as at any time amended, modified, restated or supplemented, the "Loan Agreement"), and (2) all other agreements, documents and instruments contemplated by or referred to in the Amendment or executed by the Company in connection therewith; said Amendment and other agreements, documents and instruments to be substantially in the form presented by Agent with such additional, modified or revised terms as may be acceptable to any officer or director of the Company, as conclusively evidenced by his or her execution thereof; and (ii) to carry out, modify, amend or terminate any arrangements or agreements at any time existing between the Company and Agent.
RESOLVED, that the Loan Agreement and each amendment to the Loan Agreement heretofore executed by any officer or director of the Company and any actions taken under the Loan Agreement as thereby amended are hereby ratified and approved.
I DO FURTHER CERTIFY that Jon A. Faulkner is the President of the Company and is duly elected, qualified and acting as such.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Seal of the Company, as of the 6th day of June, 2011.
/s/ Starr T. Klein
Secretary
[SEAL]
I, Jon A. Faulkner, the President of the Company, do hereby certify that the foregoing is a correct copy of the resolutions passed by the sole Member of the Company and that Starr T. Klein is Secretary of the Company and is duly authorized to attest to the passage of said resolutions.
/s/ Jon A. Faulkner
President

MASLAND CARPETS, LLC
SECRETARY'S CERTIFICATE
OF THE RESOLUTIONS OF THE
SOLE MEMBER
I, Starr T. Klein, DO HEREBY CERTIFY, that I am the Secretary of MASLAND CARPETS, LLC (the "Company"), a limited liability company duly organized and existing under and by virtue of the laws of the State of Georgia and am keeper of the records and seal thereof; that the following is a true, correct and compared copy of the resolutions duly adopted by the unanimous consent of the sole Member of said Company effective as of June 6, 2011; and that said resolutions are still in full force and effect:
RESOLVED, that the Chairman of the Board, President, any Vice President, or any other officer, member or manager of this Company (or the designee of any of them), each be, and each hereby is, authorized and empowered (either alone or in conjunction with any one or more of the other officers of the Company) to take, from time to time, all or any part of the following actions on or in behalf of the Company: (i) to make, execute and deliver to Bank of America, N.A., a national banking association in its capacity as collateral and administrative agent ("Agent") for the financial institutions party from time to time ("Lenders") to the Loan Agreement (as defined below) (1) a Second Amendment to Second Amended and Restated Loan and Security Agreement (the "Amendment") providing for the amendment of certain terms of that certain Second Amended and Restated Loan and Security Agreement dated October 24, 2008, among the Company, the other obligors party thereto, Agent and Lenders (as at any time amended, modified, restated or supplemented, the "Loan Agreement"), and (2) all other agreements, documents and instruments contemplated by or referred to in the Amendment or executed by the Company in connection therewith; said Amendment and other agreements, documents and instruments to be substantially in the form presented by Agent with such additional, modified or revised terms as may be acceptable to any officer or director of the Company, as conclusively evidenced by his or her execution thereof; and (ii) to carry out, modify, amend or terminate any arrangements or agreements at any time existing between the Company and Agent.
RESOLVED, that the Loan Agreement and each amendment to the Loan Agreement heretofore executed by any officer or member or manager of the Company and any actions taken under the Loan Agreement as thereby amended are hereby ratified and approved.
I DO FURTHER CERTIFY that Jon A. Faulkner is the President of the Company and is duly elected, qualified and acting as such.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Seal of the Company, as of the 6th day of June, 2011.
/s/ Starr T. Klein
Secretary
[SEAL]
I, Jon A. Faulkner, the President of the Company, do hereby certify that the foregoing is a correct copy of the resolutions passed by the sole Member of the Company and that Starr T. Klein is Secretary of the Company and is duly authorized to attest to the passage of said resolutions.
/s/ Jon A. Faulkner